UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

          WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-8399 (Commission File Number)	31-1189815 (IRS Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio (Address of principal executive offices)	43085 (Zip Code)

Registrant’s telephone number, including area code:                    (614) 438-3210

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

Management of Worthington Industries, Inc. (the “Registrant”) conducted a conference call on March 26, 2015, beginning at approximately 10:30 a.m., Eastern Daylight Saving Time, to discuss the Registrant’s unaudited financial results for the third quarter of fiscal 2015 (the fiscal quarter ended February 28, 2015).  Additionally, the Registrant’s management addressed certain issues related to the outlook for the Registrant and its subsidiaries and their markets for the coming months.  A copy of the transcript of the conference call is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and Exhibit 99.1 furnished with this Current Report on Form 8-K, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, unless the Registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates the information by reference into a filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

In the conference call, management referred to quarterly earnings per share excluding impairment and restructuring charges. This represents a non-GAAP financial measure and is used by management as a measure of operating performance.  Earnings per share excluding impairment and restructuring charges is calculated by adding impairment of goodwill and long-lived assets, restructuring and other expense, and joint venture transactions (in each case, after-tax) to net loss attributable to controlling interest, and dividing the result by the average diluted common shares for the period.  The difference between the GAAP-based financial measure of diluted loss per share attributable to controlling interest of $0.39 and the non-GAAP financial measure of diluted earnings per share excluding impairment and restructuring charges of $0.40 for the fiscal quarter ended February 28, 2015, as mentioned in the conference call, is outlined below.

Diluted loss per share attributable to controlling interest	$(0.39)
Impairment of goodwill and long-lived assets	0.77
Restructuring and other expense	0.02
Joint venture transactions	0.00
Adjusted diluted EPS attributable to controlling interest	$0.40

In the conference call, management referred to operating income excluding restructuring for the Company’s Pressure Cylinders operating segment.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Pressure Cylinders operating income excluding restructuring is calculated by adding restructuring and other expense to operating income.  The difference between the GAAP-based measure of $18.6 million and non-GAAP financial measure of $20.1 million for the fiscal quarter ended February 28, 2015, as mentioned in the conference call, is outlined below (in thousands).

Operating income	$18,611
Restructuring and other expense	2,498
Operating income excluding restructuring	$21,109

In the conference call, management referred to operating income excluding restructuring for the Company’s Steel Processing operating segment.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Steel Processing operating income excluding restructuring is calculated by subtracting restructuring and other income from operating income.  The difference between the GAAP-based measure of $16.4 million and non-GAAP financial measure of $16.3 million for the fiscal quarter ended February 28, 2015, as mentioned in the conference call, is outlined below (in thousands).

Operating income	$16,406
Restructuring and other income	(28)
Operating income excluding restructuring	$16,378

In the conference call, management referred to operating loss excluding restructuring for the Company’s Engineered Cabs operating segment.  This represents a non-GAAP financial measure and is used by management as a measure of operating performance. Engineered Cabs operating loss excluding restructuring is calculated by adding impairment of goodwill and long-lived assets to and subtracting restructuring and other income from operating loss.  The difference between the GAAP-based measure of $85.8 million and non-GAAP financial measure of $4.5 million for the fiscal quarter ended February 28, 2015, as mentioned in the conference call, is outlined below (in thousands).

Operating loss	$(85,780)
Impairment of goodwill and long-lived assets	81,600
Restructuring and other income	(313)
Operating loss excluding restructuring	$(4,493)

Item 9.01. Financial Statements and Exhibits.

(a) through (c):  Not applicable.

(d) Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Transcript of Worthington Industries, Inc. Earnings Conference Call for Third Quarter of Fiscal 2015 (Fiscal Quarter ended February 28, 2015), held on March 26, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORTHINGTON INDUSTRIES, INC.

Date: March 31, 2015	By: /s/ Dale T. Brinkman
Dale T. Brinkman, Vice President –
Administration, General Counsel and
Secretary